SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                December 19, 1996



                                    SALOMON INC
             (Exact name of registrant as specified in its charter)



        Delaware                  I-4346                 22-1660266
(State of Incorporation)   (Commission File No.)     (I.R.S. Employer
                                                      Identification No.)



             Seven World Trade Center, New York, New York      10048
             (Address of Principal Executive Offices)        (Zip Code)



                                  (212) 783-7000
                          (Registrant's Telephone No.)





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Item 5.  Other Events

             On December 2, 1996, Salomon Brothers Inc as representative of the underwriters closed on its full overallotment option to purchase an additional $60 million aggregate principal amount of Berkshire Hathaway Inc.'s 1.00% Senior Exchangeable Notes due December 2, 2001. The overallotment exercise brought the principal amount of the Note offering to $500 million. Assuming that Berkshire were to deliver the maximum number of shares of Salomon Inc's common stock deliverable upon exchange of the Notes, Berkshire would beneficially own 12,545,437 shares of Salomon's common stock, representing approximately 10.4% of the outstanding voting power of Salomon.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                             Salomon Inc
                                                             (Registrant)


Date:  December 19, 1996                             By: /s/ Richard J. Carbone
                                                        ----------------------
                                                             Controller